WELDOTRON CORPORATION

1532 South Washington Avenue
Piscataway, New Jersey 08855

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 4,1994


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WELDOTRON CORPORATION (hereinafter called the ("Corporation") will be held at the offices of the Corporation, 1532 South Washington Avenue, Piscataway, New Jersey,
08855 on Thursday, August 4, 1994 at 10:00 a.m. for the following purposes:


(1)      To elect six Directors; and

(2) To transact such other business as may properly come before the meeting or an adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on June 24, 1994 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.


A copy of the Corporation's Annual Report to Shareholders for the year ended February 28, 1994 is enclosed herewith.


SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, FOR WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.


                                           By Order of the Board of Directors

                                           /s/ RICHARD C. HOFFMAN
                                           Secretary

June 24, 1994

PROXY STATEMENT


Annual Meeting Of Shareholders
August 4, 1994


SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Weldotron Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at the offices of the Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, on Thursday, August 4, 1994 at 10:00 a.m. or at any adjournment or adjournments thereof. It is anticipated that the mailing of this Proxy Statement will commence on or about June 26, 1994.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the meeting by either (i) attending the meeting and voting in person; or (ii) giving written notice of revocation to Mr. Richard C. Hoffman, Secretary of the Corporation, at Weldotron Corporation, 1532 South Washington Avenue, Piscataway, New Jersey, 08855. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Corporation prior to the voting of the previously dated proxy.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone or otherwise. The Corporation may reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

A proxy which is properly signed and not revoked will be voted in accordance with the instructions contained therein. If no instructions are given, the persons named in the proxy intend to vote for the nominees for election as Directors listed below.

If any such nominee should be unwilling or unable to serve (which is not anticipated) the persons named in the proxy will vote the proxy for a substitute nominee selected by them unless the number of Directors has been reduced to the number of nominees willing and able to serve.

The Board of Directors does not know of any matter other than the election of directors that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgement.


VOTING SECURITIES OUTSTANDING: QUORUM

Only shareholders of record at the close of business on June 24, 1994, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Corporation had outstanding 2,300,173 shares of common stock (the "Common Stock") which are the only securities of the Corporation entitled to vote at the meeting, each share being entitled to one vote. As of June 24, 1994, no person was known to the Corporation to be the beneficial owner of more than five per cent of the Common Stock except as indicated under the caption "Principal Holders of Voting Securities". There are no cumulative voting rights. The holders of a majority of the issued and outstanding shares of Common Stock on the record date must be present in person or by proxy to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast, in person or by proxy, at the Annual Meeting is necessary for the election of Directors.


ELECTION OF DIRECTORS

The Certificate of Incorporation of the Corporation provides for the division of the Board of Directors of the Corporation into three classes. The By-Laws of the Corporation provide that the Board of Directors may fix the number of Directors to be not less than three or not more than nine. The Board of Directors has decided that the number of Directors for the current fiscal year shall be fixed at nine. The terms of six current Directors will expire at the Annual meeting. Three of such Directors are nominees for a new three year term each, two are nominees for a two year term each and one is a nominee for a one year term. Three current Directors will continue in office. Accordingly, six Director (three for 3 years each, two for 2 years each and one for one year) shall be filled at the Annual Meeting. The Board of Directors does not have any present intention to propose any further increase in the number of Directors prior to the next Annual Meeting of the Shareholders. Following is the name, business experience during the past five years, age, and other directorships held by each continuing Director and each nominee for Director.


                                                                             First Year          Present
Nominees for a                Principal Occupation,                          Elected             Term
Three Year Term               Employment, etc.                               Director            Expires


Marvin D. Kantor           Chairman & C.E.O of Wendt-Bristol Health Care        1992             Aug.,
                           Services, operators of health care delivery services                  1994
                           (since prior to June, 1989).  Age: 65 years.

Richard L. Kramer          Chairman of the Board of the Corporation (Since      1993             Aug.,
                           June, 1994); Chairman of the Board & Secretary                        1994
                           of CPT Holdings, Inc., a NASDAQ Small Market
                           Cap company (since January 1992); Chairman of
                           the Board, Republic Properties Corp., a private real
                           estate investment company (since prior to 1989);
                           Chairman of the Board, Sunderland Industrial Holdings
                           Corporation, engaged in various industrial manufacturing
                           businesses (since prior to 1989); Director, Texfi Industries,
                           Inc., manufacturing and marketing of textiles and apparel
                           (Since May, 1994).  Age: 44 years.

William L. Remley          Vice Chairman of the Board, President and CEO        1993             Aug.,
                           of the Corporation (Since June, 1994); President                      1994
                           and Treasurer, CPT Holdings, Inc. (January 1993
                           to present); Vice Chairman, Sunderland Industrial
                           Holdings Corp. (since prior to 1989); Director, CPT
                           Holdings, Inc. (since Jan. 1992); Director, Texfi
                           Industries, Inc., manufacturing and
                           marketing of textiles and apparel (Since May, 1994).
                           Age: 44 years.



                                                                                First Year       Present
Nominees for a             Principal Occupation,                                Elected          Term
Two Year Term              Employment, etc.                                     Director         Expires

Bryon P. Fusini            Senior Financial Consultant at Smith Barney          1993             Aug.,
                           Shearson, Inc., a stock brokerage and financial                       1994
                           services concern (since prior to 1989).
                           Age: 40 years.

John D. Mazzuto            Chairman, Greystone Partners which provides          1994             Aug.,
                           investment banking services (since 1991).                             1994
                           President/CEO North American Operations,
                           Asian Oceanic Group, an international merchant
                           bank (since prior to 1989 to 1991).  Chairman,
                           Chester Holdings, Ltd., a NASDAQ Small Cap
                           company engaged in various retail operations;
                           Director, CPT Holdings, Inc. and Communications
                           Group, Inc., both publicly traded corporations;
                           Director, Texfi Industries, Inc., manufacturing and
                           marketing of textiles and apparel (since May, 1994).
                           Age: 45 years.


                                                                                First Year       Present
Nominees for a             Principal Occupation,                                Elected          Term
One Year Term              Employment, etc.                                     Director         Expires

Richard C. Hoffman         Secretary of the Corporation; Attorney-President,    1994             Aug.,
                           InterUrban Management, Inc., a real estate                            1994
                           brokerage and management company.  Currently
                           practices as Richard C. Hoffman P.C. in Dallas,
                           representing private developers and off-shore
                           investors for restructuring & acquisitions.
                           Age:  47


                                                                                First Year       Present
                           Principal Occupation,                                Elected          Term
Continuing Directors       Employment, etc.                                     Director         Expires

Martin Siegel              Chairman of the Board of Directors of the            1958             1995
                           Corporation, (since prior to 1989 to June,
                           1994); Director of New Brunswick Scientific
                           Co., Inc. a manufacturer of instruments and
                           equipment for the life sciences and biological
                           products industry.  Age:  66 years.

Fred H. Rohn               General Partner, North American Venture Capital      1992             1995
                           Funds (since 1989).  Age:  66 years.



George R. Beetle           Director, Planning and Program Development,          1992             1995
                           Delaware River Port Authority; President,
                           George Beetle Co., an engineering and design
                           company (from before 1988 and until August, 1991).
                           Age:  53 years.



COMMITTEES

The Corporation has an Audit Committee of the Board of Directors, whose members are George R. Beetle, Chairman, and Marvin D Kantor. The Committee held one meeting during the fiscal year ended February 28, 1994. The Audit Committee reviews and satisfies itself as to the adequacy of the structure of the Corporation's financial organization and that the financial and accounting policies of the Corporation are properly implemented. The Audit Committee reviews with the Corporation's outside auditors the scope of the audit prior to its commencement and the results of the audit prior to the publishing of the Annual Report to Shareholders. Specifically, the Audit Committee (a) reviews the Corporation's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews the results of the audit for significant items and inquires as to whether the outside auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (c) inquires as to the adequacy of the internal audit functions and (d) ascertains the degree of cooperation of the Corporation's financial and accounting personnel with the outside auditors.

The Corporation has a Compensation Committee of the Board of Directors, whose current members are Fred H. Rohn, Chairman, Bryon P. Fusini and John D. Mazzuto. The Committee held one meeting during the fiscal year ended February 28, 1994. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to ranges of compensation of all officers of the Corporation, with respect to incentive program payments, and with respect to the Corporation's Employee Benefit Plans. The Committee also functions as the Stock Option Committee. (See Report of the Compensation Committee on Page 7).

The Company has an Executive Committee whose current members are William L. Remley, Chairman, Richard L. Kramer, John D. Mazzuto, and Fred H. Rohn. The functions of the Executive Committee are to act for the Board of Directors when action is required between Board meetings, consult with and to advise management on certain important proposals and policy matters, review and make recommendations with respect to financial policy, and monitor management and Company performance with respect to matters of public responsibility and make recommendations thereon.

The Corporation has no nominating committee.

During the fiscal year ended February 28, 1994, the Board of Directors held nine meetings. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee meeting was attended by all members of the Committee. Directors who are not officers or employees of the Corporation each receive $6,000 per annum plus a $500 attendance fee for each meeting of the Board of Directors or of any committee meeting attended. Directors who are paid officers or employees of the Corporation receive no additional compensation for service on the Board of Directors or on any committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Holdings of Management

The following table sets forth as of June 21, 1994, information concerning the ownership of shares of Common Stock by each director or nominee of the Corporation individually and by all officers and directors of the Corporation as a group, and the percentage ownership of such outstanding Common Stock. Except for shares beneficially owned by spouses or other family members, such officers and Directors have sole voting power and sole investment power with respect to such shares.


                                                     Amount and Nature
                                                     of Beneficial
Name of Director or Nominee                          Ownership of                  Percentage
or Identity of Group                                 Common Stock                  of Class

George R. Beetle                                               100                            *
Bryon P. Fusini                                                  0                           0%
Richard C. Hoffman                                               0                           0%
Marvin D. Kantor                                                 0                           0%
Richard L. Kramer                                                0                           0%
John D. Mazzuto                                                  0                           0%
Fred H. Rohn                                                     0                           0%
William L. Remley                                                 0(1)                       0%
Martin Siegel                                              171,028                        7.44%

All executive officers and directors                       176,335                        7.66%
         as a group (10 persons)


*Less than one percent.


1) Mr. Remley is the Chairman and President of Lyford Corporation, owner of 450,000 shares of Common Stock, as to which stock he disclaims beneficial ownership.

Principal Holders of Voting Securities

The following table indicates the only persons known by the Board of Directors to be the beneficial owners of more than five percent of Common Stock as of June 24, 1994.


Name And Address of                                  Amount and Nature                  Percentage
or Beneficial Owner                                  of Beneficial Ownership            of Class


Lyford Corporation(1)                                  450,000                             19.56%
1140 Connecticut Avenue, N.W. Suite 201
Washington, D.C. 20036



Martin Siegel (2)                                      171,028                              7.44%
26 Egan Place
Englewood Cliffs, NJ 07632

Walter J. Schloss Associates (3)                       143,200                              6.23%
Walter J. Schloss & Edwin W. Schloss
52 Vanderbilt Avenue
New York, NY 10017

________________________


(1) Based upon information contained in the named Shareholder's Schedule 13D dated October 22, 1993, as amended by Amendment No. 1 dated February 17, 1994, filed pursuant to the Securities Exchange Act of 1934.

(2) Based upon information contained in the named Shareholder's Schedule 13D dated April 19, 1979, as amended by Amendment No. 4 dated February 17, 1994, filed pursuant to the Securities Exchange Act of 1934.

(3) Based upon information contained in the named Shareholder's Schedule 13D dated October, 1990, as amended by Amendment No. 3 dated July 30, 1993, filed pursuant to the Securities Exchange Act of 1934, which Schedule 13D as amended also stated the named Shareholders had sole voting power with respect to 143,200
shares as follows:   Associates - 127,200 shares; Walter J. Schloss - 10,000
shares and Edwin W. Schloss - 6,000 shares and sole dispositive power with respect to 143,200 shares hereinabove set forth.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons who own more than ten percent of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. The Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 4 were required for those persons, the Corporation believes that during the fiscal year ended February 28, 1995, all filing requirements applicable to its Reporting Persons were complied with on a timely basis.


EXECUTIVE COMPENSATION

The following table shows, as to the Chief Executive Officer and each of the two other most highly compensated executive officers whose salary plus bonus exceeded $90,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended February 28, 1994, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                  SUMMARY COMPENSATION TABLE

                                                              Other                     All
                                                              Annual                    Other
Name Principal Position    FY         Salary     Bonus        Compensation (1)          Compensation(2)


Martin Siegel              1994        $200,852    --         $12,000                   $  8,138
Chairman of the Board      1993         193,060    --          12,000                      4,313
                           1992         138,215    --          12,000                      4,260

David E. Friedrich (3)     1994         121,594    --           3,500                   153,100
                           1993         101,332    --              595                     1,491

Albert W. Sanders          1994          90,570    --             910                   2,713
Executive Vice President/  1993          90,480    --             910                   2,932
Controller                 1992          93,982    --             910                   2,901


________________________________________

(1)     Includes amounts paid for car and housing allowances.

(2) Includes amount of matching contributions under the Company's 401(K) Plan, which may be subject to vesting requirements.

(3) Mr. Friedrich left the Company effective October 8, 1993. In accordance with his contract, he was paid severance pay of $150,000.


No options were granted nor exercised by any of the named executive officers or
directors during the fiscal year.   The Company has not granted any stock
appreciation rights.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The report of the Compensation Committee of the Board of Directors (the "Committee") and the performance graph on page 9 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee's compensation philosophy is based on the belief that a link should exist between executive compensation and the return on investment provided to stockholders as reflected by the appreciation in the price of the Company's stock. In applying this philosophy, the Committee is in the process of developing and implementing a compensation policy which seeks to attract and retain talented executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility.

In setting compensation for the Company's officers, the Committee believes that compensation should reflect going market rates for seasoned executives with the business experience and acumen necessary to develop and expand the Company and should provide such individuals with the opportunity to participate in the growth of the Company.

The Company's executive compensation is based on four components--salary, incentive bonus, and equity-based incentives, and customary employee and executive benefits. In recent years the Company not paid bonuses to its senior executives.

Compensation of the Chairman of the Board and CEO for Fiscal '94.

The salary of Mr. Martin Siegel, Chairman of the Board for all of FY '94 and CEO from August 25, 1993, thru June 13, 1994, was based on his rights under his employment agreement entered into as of March 1, 1988, and extending to July 31, 1997, which is described elsewhere in this Proxy Statement under "Employment Contracts". The Contract provides for a minimum five percent increase above the prior year's salary or such greater increase as is recommended by the Committee. No such greater increase was recommended by the Committee for Fiscal Year '94. Effective as of June 13, 1994, Mr. Siegel resigned as the Chairman of the Board and Chief Executive Officer of the Company (see, "Employment Contracts").

The Compensation Committee will continue to evaluate the performance of the executive officers of the Company during the current fiscal year with particular reference to achieving a return to profitability for the Company and will make recommendations to the Board for adjustments in salary levels consistent with the level of improvement in the operations of the Company.

The Committee determines the number of options to be granted based on the relative seniority, experience and compensation levels of key employees who are recommended by management for option grants. The Committee also considers long-term incentives granted to senior executives in the machinery manufacturing industry.

The Committee believes it is important to give executives a reasonable salary commensurate with their position and opportunities for ownership and long-term capital appreciation via stock options so their interests will coincide with those of the Company's stockholders.

                                                    COMPENSATION COMMITTEE
                                                   /s/ Fred H. Rohn, Chairman
                                                   /s/ Bryon P. Fusini
                                                   /s/ John D. Mazzuto


June 1994


EMPLOYMENT CONTRACTS, TERMINATIONS AND CHANGE IN CONTROL AGREEMENTS

Martin Siegel is employed pursuant to an employment contract which was amended and restated in June 1994 and which expires on June 30, 1997. The Agreement provides for a salary of $200,000 per annum. Upon Mr. Siegel's retirement or at the end of the employment period, the Corporation shall pay to him $80,000 per annum as deferred compensation. The employment agreement further provides that in the event of his death during the employment period, the annual salary shall be paid to his widow or children for the lessor of (a) the balance of the employment period, or (b) for one year and thereafter additional monthly payments computed at the rate of one-half of such annual salary shall be paid to his widow, if any, for the balance of the employment period, if any.

David E. Friedrich was employed pursuant to an Employment Agreement initially extending until June 30, 1993, with automatic renewal thereafter for additional one year periods. If at any time the agreement is terminated or not renewed, Mr. Friedrich was to be paid an amount equal to one year's salary. The agreement also provides for the payment of six months salary if his employment is terminated by reason of death or disability. In the event of involuntary termination in connection with a "change in control", he will be entitled to be paid an amount equal to two years base salary. On October 8, 1993, since his contract had not been renewed, Mr. Friedrich ended his employment with Weldotron Corporation to pursue other opportunities.

The Corporation has entered into a Severance Pay Agreement, dated January 15, 1991, with Albert W. Sanders. The Agreement provides, in pertinent part, that in the event such officer is involuntarily terminated from the employ of the Corporation as a result of certain changes in control, the Corporation will pay such officer a sum equal to 200% of his then current annual base salary. A similar Agreement dated November 1, 1993, was entered into with Varghese Reju, Treasurer & Principal Financial Officer.


                                                  PERFORMANCE GRAPH

Assumes $100 invested on March 1, 1988. Assumes Dividend Reinvested. Fiscal Year Ending February 28, 1994

Compare 5-Year Cumulative Total Return Among Weldotron CP, AMEX Market Index and SIC Code Index


Measurement Period                 Weldotron                  AMEX                      Peer
(Fiscal Year Covered)              Corporation                Market Index              Group Index

Measurement Pt.-3/1/88             $100                       $100                      $100

FYE 2/28/90                        $56                        $112                      $112
FYE 2/28/91                        $50                        $115                      $114
FYE 2/29/92                        $47                        $130                      $130
FYE 2/28/93                        $35                        $124                      $139
FYE 2/28/94                        $41                        $145                      $160


The stock price performance shown on the graph is not necessarily indicative of future price performance. Peer Group is SIC Code Group 3569.

CERTAIN TRANSACTIONS

On October 22, 1993, Lyford Corporations (Lyford) purchased 200,000 shares of Common Stock from the Company and subsequently on February 14, 1994, Lyford purchased from Martin Siegel, 250,000 shares on terms and conditions more fully described in an Information Statement, furnished to shareholders of record as of March 24, 1994, and filed with the Securities & Exchange Commission on March 24, 1994, which Information Statement is incorporated herewith by reference.

ACCOUNTANTS AND AUDITORS

The Corporation's independent public accountants are Deloitte & Touche, with offices at Two Hilton Court, P. 0. Box 319, Parsippany, New Jersey 07054. Deloitte & Touche has been retained by the Corporation as independent public accountants for more than the past eight years, and the Corporation intends to continue such relationship for the current fiscal year. The selection of independent public accountants is made by the Board of Directors of the Corporation. It is anticipated that a representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and that such representative will be afforded an opportunity to make a statement to the assembled Shareholders, if desired. Such representative will also be available to respond to appropriate questions during the meeting.


DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received at the principal executive offices of Weldotron Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by February 24, 1995.


OTHER MATTERS

The management knows of no other business to come before the meeting, but if any other matters should properly come before the meeting or any adjournment or adjournments thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                                            By Order of the Board of Directors
                                            /s/ Richard C Hoffman
                                                Secretary
                                                Piscataway, New Jersey


June 24, 1994

NOTICE

AN INFORMATION STATEMENT, DATED MARCH 23, 1994, MAILED TO THE SHAREHOLDERS OF RECORD AS OF MARCH 24, 1994, AND FILED WITH THE SECURITIES & EXCHANGE COMMISSION ON MARCH 24, 1994, HAS BEEN INCORPORATED BY REFERENCE (see "CERTAIN TRANSACTIONS" on page 9).